Exhibit 31
                                 CERTIFICATION

I, Moshe Zarmi, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of Thinking Tools, Inc.;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Dated: February 12, 2004
                                                  By: Moshe Zarmi
                                                      ------------------------
                                                  Name:  Moshe Zarmi
                                                  Title: President and Chief
                                                         Executive Officer and
                                                         principal accounting
                                                         officer